Calculation of Filing Fee Tables
S-8
ROPER TECHNOLOGIES INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share	Other	14,150,000	$ 313.42	$ 4,434,893,000.00	0.0001381	$ 612,458.73
Total Offering Amounts:						$ 4,434,893,000.00		$ 612,458.73
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 612,458.73
Offering Note
[1]	(1) Amount registered represents additional common stock, par value $0.01 per share ("Common Stock"), of Roper Technologies, Inc. (the "Company"), issuable or transferrable pursuant to the Roper Technologies, Inc. 2021 Incentive Plan, as amended through May 19, 2026 (the "2021 Plan"), being registered on the Registration Statement on Form S-8 (the "Registration Statement") to which this exhibit relates. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the 2021 Plan. (2) Maximum aggregate offering prices are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high and low sale prices of the Common Stock as reported on The Nasdaq Stock Market LLC on May 13, 2026, which date is within five business days prior to filing.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources